The Vantagepoint Funds
FYE 12/31/2004
Attachment Filed in Response to Form N-SAR Sub-Item 77P
Vantagepoint Fund of Fund Allocation %

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

                    All-Equity Growth             Long-Term Growth
 Name of Fund Owned   Market Value  % of Total MV   Market Value

  Growth & Income        $43,217,546        19.97%    $207,734,292
   Equity Income         $32,420,191        14.98%    $135,479,096
   International         $32,668,285        15.09%    $126,457,311
   US Government                  $0         0.00%              $0
  Short Term Bond                 $0         0.00%              $0
Aggressive Opportuni     $43,370,864        20.04%    $157,589,404
     Core Bond                    $0         0.00%    $206,106,329
       Growth            $64,758,690        29.92%    $207,196,408
Overseas Equity Inde              $0         0.00%              $0

 Total Market Value     $216,435,576       100.00%  $1,040,562,840


                                    Traditional Growth            Conservative Growth        Savings Oriented
 Name of Fund Owned  % of Total MV   Market Value  % of Total MV   Market Value % of Total MVMarket Value % of Total MV

  Growth & Income             19.96%  $151,113,249          15.03%   $48,083,523       10.02% $26,222,026         10.05%
   Equity Income              13.02%  $101,223,464          10.07%   $48,257,278       10.05% $26,226,958         10.05%
   International              12.15%  $102,391,703          10.19%   $34,327,622        7.15% $13,282,975          5.09%
   US Government               0.00%            $0           0.00%            $0        0.00% $26,061,864          9.98%
  Short Term Bond              0.00%  $198,710,111          19.77%  $143,276,009       29.84% $91,066,283         34.89%
Aggressive Opportuni          15.15%  $102,617,960          10.21%   $24,447,602        5.09%          $0          0.00%
     Core Bond                19.81%  $198,877,026          19.79%  $143,370,405       29.86% $78,141,050         29.94%
       Growth                 19.91%  $150,197,418          14.94%   $38,367,016        7.99%          $0          0.00%
Overseas Equity Inde           0.00%            $0           0.00%            $0        0.00%          $0          0.00%

 Total Market Value          100.00%$1,005,130,931         100.00%  $480,129,455      100.00%$261,001,156        100.00%
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